EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2001 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 333-46246 and 333-48690.

/s/    ARTHUR ANDERSEN LLP

Cleveland, Ohio
March 16, 2001.